Exhibit 10.1

EXHIBIT A TO MERGER AGREEMENT

FORM OF SUPPORT AGREEMENT

FORM OF VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of [●], 2020, by and between PropTech Acquisition Corporation, a Delaware corporation (“PTAC”)[, Porch.com, Inc., a Delaware corporation (the “Company”)] and [●] (the “Stockholder”). Each of PTAC[, the Company] and the Stockholder (and if applicable, his or her Spouse (defined below)) are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein without being otherwise defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

RECITALS

WHEREAS, concurrently herewith, PTAC Merger Sub Corporation, a Delaware corporation and wholly-owned subsidiary of PTAC (“MergerSub”), Porch.com, Inc., a Delaware corporation (the “Company”), Joe Hanauer, in his capacity as the representative of all Pre-Closing Holders (the “Holder Representative”), and PTAC, are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), and subject to the terms and conditions of the Merger Agreement, MergerSub will merge with and into the Company with the Company being the surviving corporation (the “Merger”);

WHEREAS, the Stockholder is the record and beneficial owner of the number and type of Equity Securities of the Company set forth on Schedule A hereto (in addition to any other Equity Securities of the Company acquired thereby after the date hereof and prior to the Closing, including, without limitation, any Equity Securities issued or deemed issued to the Stockholder in connection with the conversion of any other Subject Securities, or received by the Stockholder pursuant to any reclassification, stock split, combination, stock dividend, subdivision, recapitalization or the like) (collectively, the “Subject Securities”) and expects to receive substantial benefits as a result of the consummation of the Merger;

WHEREAS, reference is made herein to that certain Fourth Amended and Restated Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on December 23, 2019 (the “Charter”);

WHEREAS, the Stockholder has signed the written consent attached hereto as Annex A (the “Conversion Written Consent”), which provides that all of the Preferred Stock (as defined in the Charter) of the Company shall automatically be converted into shares of Common Stock (as defined in the Charter) in accordance with the provisions of Section 5.1 of the Charter on the Closing Date immediately prior to the Transaction Approval (as defined herein) becoming effective and following such conversion the Stockholder shall own the number of shares of Common Stock set forth on Schedule A hereto;

WHEREAS, in consideration for the payments and other benefits to be received by the Stockholder under the terms of the Merger Agreement and as a material inducement to PTAC’s and MergerSub’s entrance into the Merger Agreement and consummation of the Merger, the Stockholder agrees to enter into this Agreement and to be bound by the obligations set forth herein; and

WHEREAS, the Parties acknowledge and agree that PTAC and MergerSub would not have entered into the Merger Agreement and the Ancillary Documents or agreed to consummate the transactions contemplated thereby without the restrictions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Voting Agreement / Proxy.

(a) The Stockholder acknowledges and agrees that it has received a copy of, and has reviewed, the Merger Agreement, a copy of which is attached hereto as Annex B.

(b) The Stockholder hereby agrees that, from and after the date hereof and until the earlier of the Closing and the valid termination of the Merger Agreement (the “Voting Period”), at any meeting of the securityholders of the Company (whether annual or special and whether or not adjourned or postponed), however called, and in any action by written consent of the securityholders of the Company (including, without limitation, by execution of the Written Consent when solicited by the Company) at which the Merger Agreement and other related agreements (or any amended versions thereof) or such other related actions, are submitted for the consideration and vote of the securityholders of the Company, unless otherwise directed in writing by PTAC, the Stockholder shall cause the Subject Securities to be voted:

(i) in favor of (i) the Merger and the adoption and approval of the Merger Agreement and any Ancillary Documents and the terms thereof, (ii) each of the other actions contemplated by the Merger Agreement and any Ancillary Documents, and (iii) any action in furtherance of any of the foregoing (the “Transaction Approval”);

(ii) against any action, proposal, agreement or transaction that, to the knowledge of the Stockholder, could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement and/or any Ancillary Document (provided, that this Section 1(b)(ii) shall not apply with respect to any transaction expressly permitted pursuant to Section 5.1(b) of the Merger Agreement); and

(iii) against the following actions (other than the Merger, the transactions contemplated by the Merger Agreement and/or any Ancillary Document and actions in furtherance of the foregoing) that would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement and/or any Ancillary Document (excluding, for the avoidance of doubt, the Conversion Written Consent and the transactions contemplated thereby): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company; (iii) any reorganization, recapitalization, dissolution or liquidation of the Company; (iv) any change in a majority of the board of directors of the Company; (v) any amendment to the Company’s certificate of incorporation or bylaws; and (vi) any material change in the capitalization of the Company or the Company’s corporate structure; provided, that this Section 1(b)(iii) shall not apply with respect to any transaction expressly permitted pursuant to Section 5.1(b) of the Merger Agreement).

(c) Except as may be set forth in the Company Shareholder Agreements, the Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Subject Securities. The Stockholder hereby irrevocably appoints PTAC as proxy for the Stockholder to vote the Subject Securities entitled to vote, for the Stockholder and in the Stockholder’s name, place and stead, at any annual or special meeting, or at any adjournment thereof for the adoption of the Merger Agreement, any Ancillary Document and approval of the transactions contemplated thereby, including the Merger, (but only at such a meeting called for the purpose of voting with respect to the adoption of the Merger Agreement and approval of the Merger and only with respect to a proposal relating thereto) in the manner contemplated by Section 1(b), if, and only if, the Stockholder fails to vote (including through delivery of a proxy to vote or execution of a written consent) in the manner contemplated by Section 1(b): (a) at any meeting of the stockholders not less than two (2) Business Days prior to such meeting or (b) or if the Stockholder fails to execute the Written Consent within one (1) hour of being requested by the Company or PTAC on the date on which the Closing would occur following the execution of the Written Consent. The parties acknowledge and agree that neither PTAC, nor PTAC’s successors, assigns, subsidiaries, divisions, employees, stockholders, Representatives and Affiliates shall owe any duty, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney’s fees) and compensation of any kind or nature whatsoever, to the Stockholder or any of its Representatives in connection with or as a result of any voting by PTAC of the Subject Securities or any execution of any consent in the manner contemplated by Section 1(b). The parties acknowledge and agree that, pursuant to the authority hereby granted under the irrevocable proxy (which proxy is coupled with an interest in the Subject Securities), PTAC may vote the Subject Securities in furtherance of its own interests and PTAC is not acting as a fiduciary for the Stockholder. The irrevocable proxy granted pursuant to this Section 1.5(c) shall not be terminated by any act of the Stockholder or by operation of Law or otherwise. If between the execution hereof and the Termination Date, any trust or estate holding the Subject Securities should be terminated, or if any corporation, partnership or limited liability company holding the Subject Securities should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, certificates or book-entry credits representing the Subject Securities shall be delivered by or on behalf of the Stockholder in accordance with the terms and conditions of this Agreement, and actions taken by PTAC hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not PTAC, the Company or any other Person has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

(d) Notwithstanding the foregoing, this Section 1 shall not apply to any proposal submitted to the stockholders of the Company holding the number of shares of capital stock of the Company required by the terms of Section 280G(b)(5)(B) of the Code, whether at a meeting or in an action by written consent, to render the parachute payment provisions of Section 280G inapplicable to any and all payments or benefits provided pursuant to Company Employee Benefit Plans or other Company Contracts that might result, separately or in the aggregate, in the payment of any amount or the provision of any benefit that would not be deductible by reason of Section 280G or that would be subject to an excise tax under Section 4999 of the Code.

2. [Exclusive Dealings. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Stockholder shall not, and shall cause the Stockholder’s Representatives and (to the extent the Stockholder is able) the Group Companies not to, directly or indirectly: (a) accept, initiate, respond to, encourage, entertain, solicit, negotiate, provide information or discuss other offers for the direct or indirect sale, merger, transfer, IPO, debt or equity refinancing or recapitalization of the Company or any or all of its Subsidiaries, or of any securities, business, properties or assets of the Company or any or all of its Subsidiaries, or other offers that would require the Company to abandon the transactions contemplated by the Merger Agreement (each such transaction prohibited by this sentence, an “Acquisition Proposal”, provided, that no financing transaction specifically permitted pursuant to Section 5.1(b)(v) of the Company Schedules or Section 5.1(b)(vi) of the Merger Agreement shall constitute an Acquisition Proposal, and for the avoidance of doubt, neither this Agreement, the Merger Agreement, nor any of the Ancillary Documents or any of the transactions contemplated hereby or thereby shall constitute an “Acquisition Proposal” for the purposes of this Section 2 or otherwise); (b) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, an Acquisition Proposal; (c) enter into any Contract regarding an Acquisition Proposal; (d) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any successor to or parent company of any Group Company); or (e) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing or seek to circumvent this Section 2 or further an Acquisition Proposal.]1

3. Restrictive Covenants.

(a) [Covenant Not to Solicit. The Stockholder covenants and agrees that for a period of two (2) years from and after the Closing Date (the “Covenant Period”), the Stockholder shall not (and shall cause each of the Stockholder’s Affiliates not to), directly or indirectly, solicit, recruit, induce or encourage Matthew Erlichman, Matthew Naegle and Marty Heimbigner (together, “Restricted Persons”) to leave the Surviving Corporation or any of its Subsidiaries; provided, that the foregoing shall not prohibit any Person from making general employment solicitations such as through advertisements in publicly available media so long as such advertisements are not specifically targeted at any Restricted Person.]2

(b) Confidentiality. The Stockholder covenants and agrees to (and shall cause each of the Stockholder’s controlled Affiliates to), keep confidential and not disclose, divulge, or use for any purpose (other than to monitor the Stockholder’s investment in the Company) any Confidential Information, unless such Confidential Information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3(b)), (ii) is or has been independently developed or conceived by the Stockholder without use of the Confidential Information, or (iii) is or has been made known or disclosed to the Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Stockholder may disclose Confidential Information (A) to the Stockholder’s attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring the Stockholder’s investment in the Company, provided that the Stockholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (B) following the Closing, to any prospective purchaser of any shares of PTAC from the Stockholder, provided that such prospective purchaser is not a Competitor and agrees to be bound by the provisions of this Section 3(b); (C) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of the Stockholder in the ordinary course of business, provided that such Person is not a Competitor and the Stockholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (D) as may otherwise be required by Law, provided the Stockholder promptly (x) notifies PTAC and the Company prior to such disclosure to provide the Company and PTAC with a reasonable opportunity to seek a protective order or otherwise prevent or limit such disclosure and (y) takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding anything herein to the contrary, the Stockholder may use Confidential Information in the course of the service by the Stockholder to the Company or its Affiliates as an employee, officer, director, manager, consultant or other service provider of the Company, and disclose such Confidential Information in the course of such service, subject to the terms of any confidentiality agreement entered into by the undersigned in connection with such service. “Confidential Information” means (i) any information concerning the Company and its Subsidiaries, including the business, products, markets, condition (financial or other), operations, processes, Intellectual Property, assets, liabilities, customers, vendors, pricing, results of operations, cash flows, prospects and affairs of the Company and its Subsidiaries and (ii) this Agreement, the Merger Agreement, any Ancillary Document and any other transaction documents related hereto or thereto or any information, including the terms, conditions or any other facts, relating to this Agreement, the Merger Agreement, any Ancillary Document and any other transaction documents related hereto or thereto or the transactions contemplated hereby or thereby, or any confidential discussions or negotiations related hereto or thereto. “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the business of the Company, but shall not include any financial investment firm or collective investment vehicle.

[1]	Note to Draft: To be included in Support Agreement for only one Pre-Closing Holder.

[2]	Note to Draft: To be included in agreements with certain Pre-Closing Holders only.

4. Termination of Certain Arrangements. The Stockholder[ and the Company] hereby consents to, and agrees that, effective as of the Closing, each of the [Company Shareholder Agreements] shall terminate and the Stockholder shall cause any other agreement to which the Stockholder is a party with respect to the Subject Securities to be terminated as of the Closing (including the agreements required to be terminated pursuant to Section 5.12 (Pre-Closing Holder Related Party Transactions) of the Merger Agreement) in accordance with the terms of the applicable agreement (and, in each case, any amendment, notice or other action necessary to effectuate any such termination shall be deemed made without any surviving liability or obligation of PTAC, the Surviving Corporation or any of its Subsidiaries), and such agreements shall be of no further force or effect. From and after the Closing, the Stockholder shall have no further rights that the Stockholder may have had pursuant to any agreement contemplated to be terminated in this Section 4.

5. [Release. Effective as of the Closing, the Stockholder hereby absolutely, unconditionally and irrevocably releases and forever discharges PTAC, the Surviving Corporation and their respective Subsidiaries and each of their respective past, present, or future Affiliates, and their and their Affiliates’ respective direct or indirect members, partners, shareholders, managers, directors, officers, employees, independent contractors, financing sources, controlling Persons, advisors (including attorneys, accountants, and bankers), consultants, representatives, successors, and assigns (collectively, the “Released Parties”), from any and all claims, actions, causes of action, suits, debts, liabilities, obligations (including contractual obligations), sums of money, accounts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, and demands to the extent arising out of or relating to any facts or circumstances relating to (i) the Stockholder’s direct or indirect ownership of Equity Securities of the Company, (ii) the Merger, any provision of the Merger Agreement (including the Allocation Schedule and the allocation of the Merger Consideration and Earn Out Shares described therein) or any Ancillary Document or the transactions contemplated thereby, (iii) any appraisal rights or rights to dissent from the Merger, or (iv) any claims alleging a breach of any fiduciary or similar duty on the part of the Company or its Subsidiaries or any officer, director or stockholder of the Company or its Subsidiaries (each, a “Claim” and collectively, the “Claims”); provided, however, that the foregoing shall not preclude, and the “Claims” shall not include, (i) the right to receive the portion of the Merger Consideration to which the Stockholder is entitled subject to and in accordance with the terms and conditions set forth in the Merger Agreement and the other rights of the Stockholder provided by the Merger Agreement or any other agreement entered into by the Stockholder in connection with the transactions contemplated by the Merger Agreement, (ii) the right of employees to receive the compensation and benefits to which they are entitled from the Company or its Affiliates, whether by written employment or bonus agreement or otherwise, or (iii) any claims for director and/or officer indemnification that are pursuant to the Governing Documents of the Company or the Surviving Corporation or their Subsidiaries or any agreement entitling any director or officer to indemnification from the Company, the Surviving Corporation or any of their Subsidiaries. Each of the Parties waives any and all rights under Section 1542 of the Civil Code of California, and any similar applicable Law which states in full (or otherwise in substance) as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.]3

6. Transfer of Subject Securities; New Subject Securities. During the Voting Period, absent the advance written consent of PTAC (which it may withhold in its sole discretion), the Stockholder agrees: (i) not to, and not to take any action to, directly or indirectly, offer to sell, sell, assign, transfer (including to any affiliates, and including by operation of Law), subject to a Lien or otherwise dispose of any of the Subject Securities or any other Equity Securities of the Company, (ii) grant any proxies or powers of attorney with respect to the Subject Securities other than the proxies set forth in Section 1 herein, deposit any Subject Securities into a voting trust or enter into any voting agreement with respect to the Subject Securities, or (iii) enter into any agreement or obligations to consummate any of the foregoing transactions.

7. No Trading. The Stockholder acknowledges and agrees that the Stockholder is aware, and that the Stockholder’s Representatives are aware or, upon receipt of any material nonpublic information will be advised, of the restrictions imposed by Securities Laws on a Person possessing material nonpublic information about a publicly traded company. The Stockholder hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of PTAC (other than engaging in the transactions described in the Merger Agreement), communicate such information to any third party, take any other action with respect to PTAC in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

8. Remedies.

(a) The Stockholder expressly acknowledges and agrees that (i) it is receiving good and valuable consideration sufficient to make this Agreement, and each of the terms herein, binding and fully enforceable, each of the restrictions contained in this Agreement are supported by adequate consideration and are reasonable in all respects (including with respect to subject matter, time period and geographical area) and such restrictions are necessary to protect PTAC’s interest in, and value of, the Company’s business (including the goodwill inherent therein), (ii) the Stockholder (together with the other stockholders of the Company) is primarily responsible for the creation of such value, and (iii) PTAC would not have entered into the Merger Agreement and this Agreement or consummate the transactions contemplated thereby or hereby without the restrictions contained in this Agreement.

(b) The Parties acknowledge and agree that the amount of actual damages suffered by PTAC in the event of an actual or threatened breach of this Agreement would be difficult or impossible to accurately calculate and there may be irreparable damages to PTAC in the event of such an actual or threatened breach. Consequently, the Parties agree that in addition to any other remedy or relief to which it may be entitled, in the event of a breach or threatened breach of this Agreement, PTAC or its successors and assigns shall be entitled to an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement, and to enforce specifically the performance by the Stockholder. The Stockholder hereby agrees to waive any defense in any suit that PTAC has an adequate remedy at Law and hereby agrees to waive any requirement to post any bond in connection with obtaining such relief.

(c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. [The Parties intend that the covenants of this Agreement shall be deemed to be a series of separate covenants, one for each county or province of each and every state, commonwealth, territory or jurisdiction of each county or province anywhere in the world and in the case of Section 3(a), one for each month of the Covenant Period. In the event of a breach or violation of this Agreement, the Covenant Period shall be tolled until such breach or violation has been duly cured, to the extent such breach or violation is curable.]

[3]	Note to Draft: This provision will be omitted in agreements with certain Pre-Closing holders.

(d) Notwithstanding anything to the contrary set forth herein, the Parties acknowledge and agree that this Section 8 is not intended to be, and is not, an admission or acknowledgement by any Person that money damages or any other monetary payment would be a sufficient remedy for a breach of this Agreement, or that the inability to obtain a monetary remedy by virtue of the limitations in this Section 8 will limit a Party’s ability to obtain injunctive relief or specific performance in accordance with this Section 8. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any on remedy will not preclude the exercise of any other remedy.

9. Stockholder Representations and Warranties. The Stockholder (and, if applicable, his or her Spouse) represents and warrants as of the date hereof to PTAC (solely with respect to the Stockholder and not with respect to any other stockholder of the Company) that:

(a) (i) such Stockholder (and, if applicable, his or her Spouse) has all necessary corporate, limited liability company, limited partnership or other applicable power and authority (or, if the Stockholder is a natural person, the Stockholder has the legal capacity) to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder; (ii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Stockholder (and, if applicable, his or her Spouse) have been duly and validly authorized by all necessary action on the part of such Stockholder; (iii) the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by such Stockholder will not, directly or indirectly (with or without notice or lapse of time), contravene, conflict with or result in a violation of (A), if the Stockholder is an entity, the organizational documents of the Stockholder or such Stockholder’s Affiliates, or (B) any applicable Law or any Order of any Governmental Entity to which the Stockholder is subject; (iv) the execution and delivery of this Agreement does not, and the performance by the Stockholder (and, if applicable, his or her Spouse) of the Stockholder’s obligations hereunder will not [(A) require any consent, approval, registration or filing that has not been given or received or other action that has not been taken by any Person or Governmental Entity, in each case, to the extent such consent, approval, registration, filing or other action (or the absence thereof) would prevent, enjoin or materially delay the performance by the Stockholder of the Stockholder’s obligations under this Agreement, or (B)] result in the creation or imposition of any Lien upon the Subject Securities; or (v) where applicable, any Person executing this Agreement on behalf of the Stockholder has full power and authority to execute and deliver this Agreement on behalf of the Stockholder and to thereby bind the Stockholder.

(b) The Stockholder has duly and validly executed this Agreement, this Agreement is a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with the terms set forth herein (except as such enforceability (x) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar applicable Laws affecting or relating to enforcement of creditors’ rights generally and (y) is subject to general principles of equity), and the Stockholder (together with his or her spouse if such Stockholder is married and the Stockholder’s Subject Securities constitute community property under applicable Law (such Stockholder’s spouse, a “Spouse”)) is the record and beneficial owner of, and has good and valid title, to, all of the Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Subject Securities), other than pursuant to the Company Shareholder Agreements or any restrictions on transfer arising under applicable securities laws. The Stockholder (and, if applicable, his or her Spouse) has the sole right to vote the Subject Securities, and, none of the Subject Securities are subject to any proxy, voting trust or other similar agreement or arrangement. The Subject Securities are the only Equity Securities in the Company owned of record or beneficially by such Stockholder (and, if applicable, his or her Spouse) on the date hereof, and except as set forth on Schedule A hereto, the Stockholder does not: (i) own beneficially or of record, have the right to acquire, or have any other interest in any Equity Securities of the Company or its Subsidiaries, or any rights to acquire, or any securities that are convertible into, any of the foregoing; or (ii) have any voting rights with respect to any Equity Securities of the Company, or any rights to acquire, or any securities convertible into any such voting rights. The Stockholder acknowledges and agrees that upon the conversion of the Subject Securities set forth on Schedule A hereto, the Stockholder will own immediately prior to the Closing the number of shares of Common Stock set forth on Schedule A.

(c) The Stockholder has received a copy of and has reviewed the Merger Agreement and, to the Stockholder’s knowledge, each of the Ancillary Documents to which the Company is or will be a party.

10. Termination; Amendments and Waivers; Assignment.

(a) This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the termination of the Merger Agreement pursuant to Article 7 thereof and, upon such termination shall be of no further force and effect, without the creation or imposition of any penalty, liability or obligation upon any Party.

(b) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Stockholder and PTAC. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Stockholder without PTAC’s prior written consent.

(c) [None of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing, except for Sections 3, 5 and 10 hereof.

(d) Except to the extent consented to in writing by Stockholder, the Company hereby covenants and agrees not to amend, modify or waive any provision of the Merger Agreement or any schedule thereto (including the Allocation Schedule once delivered) (i) in a manner that would violate Section 8.3 of the Merger Agreement (as in effect on the date hereof) or (ii) if such amendment, modification or waiver would be materially and disproportionately adverse to (A) Stockholder relative to other Pre-Closing Holders holding the same class of Equity Securities in the Company as Stockholde or (B) the class of Equity Securities in the Company such Stockholder holds relative to any other class of Equity Securities in the Company.

11. Allocation Schedule. The Company agrees that the Allocation Schedule shall be prepared in accordance with the Equity Securities, and the Governing Documents of the Company, and agrees to provide Stockholder a copy of the proposed Allocation Schedule at least 5 days prior to delivery to PTAC and reasonably cooperate with and consult with Stockholder with respect to the Allocation Schedule.]4

[4]	Note to Draft: Provisions to be included in Support Agreements with certain Pre-Closing Holders.

12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) as follows:

(a) If to PTAC, to:

c/o PropTech Acquisition Corporation

3485 N. Pines Way, Suite 110

Wilson, WY 83014

Attention: Thomas D. Hennessy

M. Joseph Beck

E-mail:        thennessy@hennessycapllc.com

jbeck@hennessycapllc.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Douglas Ryder, P.C.

Christian O. Nagler

Abhishek Kolay

E-mail:        douglas.ryder@kirkland.com

cnagler@kirkland.com

abhishek.kolay@kirkland.com

(b) If to the Stockholder, to the address and contact information set forth on the Stockholder’s signature page hereto or to such other address as the Party to whom notice is given may have previously furnished to the other Party in writing in the manner set forth above.

13. Miscellaneous.

(a) Entire Agreement. This Agreement, the Merger Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

(b) No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Notwithstanding the foregoing, the Sponsor shall be an express third-party beneficiary of this Agreement with full rights as such. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

(c) Further Assurances. The Stockholder hereby agrees to use the Stockholder’s best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth therein.

(d) Other Provisions. Sections 5.4 (Public Announcements), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.5 (Governing Law), 8.16 (Jurisdiction), 8.11 (Counterparts; Electronic Signatures), and 8.15 (Waiver of Jury Trial) of the Merger Agreement are incorporated herein by reference, mutatis mutandis.

{Signature pages follow}

IN WITNESS WHEREOF, the Parties have executed and delivered this Support Agreement as of the date first above written.

PropTech Acquisition Corporation

By:
Name:
Title:

[Signature Page to Support Agreement]

STOCKHOLDER:

Name:
Date:

Notice Address:
[___________________]
[___________________]
Facsimile:	[_____________]
E-mail:	[_____________]
Attention:	[_____________]

with a copy (which shall not constitute notice) to:

[___________________]
[___________________]
Facsimile:	[_____________]
E-mail:	[_____________]
Attention:	[_____________]

Spouse (if applicable):

Name:
Date:

[Signature Page to Support Agreement]

SCHEDULE A

Stockholder	Type/Series of Securities	Number
[●]	Common Stock	[●]
	Series A-1 Preferred Stock	[●]
	Series A-2 Preferred Stock	[●]
	Series A Preferred Stock	[●]
	Series B Preferred Stock	[●]
	Series C Preferred Stock	[●]
	Seed Preferred Stock	[●]
	Common Stock Warrants	[●]
	Series B Preferred Stock Warrants	[●]
	Series C Preferred Stock Warrants	[●]
	Common Stock Options	[●]
	Restricted Stock	[●]

Following conversion pursuant to the Conversion Written Consent:

[●] Common Stock

Annex A

Conversion Written Consent

Annex B

Merger Agreement

[See attached.]